Exhibit 24.1

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Bradley Vizi and Christopher Kiper, the undersigned’s true and lawful attorney-in-fact to take any and all action in connection with (i) the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of RCM Technologies, Inc., a Nevada corporation (the “Company”) directly or indirectly beneficially owned by IRS Partners No. 19, L.P., the Leonetti/O’Connell Family Foundation, M2O, Inc., the Michael F. O’Connell and Margo L. O’Connell Revocable Trust, Michael O’Connell, Legion Partners Asset Management LLC, Christopher S. Kiper and Bradley Vizi (together with, collectively, the “Group”) and (ii) any proxy solicitation of the Group to elect the Group’s slate of director nominees to the board of directors of the Company at the 2013 annual meeting of stockholders of the Company (the “Solicitation”).  Such action shall include, but not be limited to:

1.           executing for and on behalf of the undersigned any Schedule 13D, and amendments thereto, filed by the Group that are required to be filed under Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder in connection with the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of the Company or the Solicitation;

2.           executing for and on behalf of the undersigned all Forms 3, 4 and 5 required to be filed under Section 16(a) of the Exchange Act in connection with the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of the Company or the Solicitation; and

3.           performing any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such document, complete and execute any amendment or amendments thereto, and timely file such form with the U.S. Securities and Exchange Commission and any stock exchange or similar authority.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 13(d), Section 16 or Section 14 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer a member of the Group unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of March 2013.

[Signatures on Following Page]

IRS PARTNERS NO. 19, L.P.

By:	M2O, Inc., its General Partner

By:	/s/ Michael O’Connell
	Name:	Michael O’Connell
	Title:	Chief Executive Officer

THE LEONETTI/O’CONNELL FAMILY FOUNDATION

By:	/s/ Michael O’Connell
	Name:	Michael O’Connell
	Title:	Secretary, Chief Financial Officer and Director

M2O, INC.

By:	/s/ Michael O’Connell
	Name:	Michael O’Connell
	Title:	Chief Executive Officer

THE MICHAEL F. O’CONNELL AND MARGO L. O’CONNELL REVOCABLE TRUST

By:	/s/ Michael O’Connell
	Name:	Michael O’Connell
	Title:	Trustee

/s/ Michael O’Connell
Michael O’Connell